Exhibit 1

AGREEMENT AS TO JOINT FILING

In accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D, and any amendments thereto, with respect to the Common Stock, par value $5.00 per share of Bassett Furniture Industries, Incorporated, and that this agreement be included as an exhibit to such filing and any amendment thereof.

This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, each of the undersigned hereby executes this agreement as of May 6, 2024.

AUTO SERVICES COMPANY, INC.

By:	/s/ Bradley L. Hasselwander
Name:	Bradley L. Hasselwander
Title:	President and CEO

ASC HOLDING COMPANY, INC.

By:	/s/ Bradley L. Hasselwander
Name:	Bradley L. Hasselwander
Title:	President and CEO

/s/ Bradley L. Hasselwander
Bradley L. Hasselwander